UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 31, 2024
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, PetMed Express, Inc. (the “Company”) entered into a Transition and Separation Agreement (the “Agreement”) with Christine Chambers, the Company’s Chief Financial Officer, Treasurer, and Secretary, pursuant to which the Company and Ms. Chambers agreed to the mutual termination of Ms. Chambers’ employment with the Company following a transition period. Under the terms of the Agreement, the Company and Ms. Chambers mutually agreed to terminate the Executive Employment Agreement, dated August 3, 2022, between the Company and Ms. Chambers effective immediately (notwithstanding the scheduled expiration date of August 3, 2024), provided that Ms. Chambers will continue to serve as the Company’s Chief Financial Officer, Secretary, and Treasurer on a full-time basis for a transition period (the “Transition Period”) that will end on the fifth business day after the Company files its Quarterly Report on Form 10-Q for the Company’s fiscal quarter ending June 30, 2024, or, if earlier, upon the fifteenth day after written notice by the Company of the earlier termination of the Transition Period. The Company has commenced a search for a successor to Ms. Chambers, and the Agreement provides that, during the Transition Period, Ms. Chambers will work with and cooperate with the Company in transitioning her duties and responsibilities to such successor.

The Agreement provides that, during the Transition Period, Ms. Chambers will continue to receive her current base salary and benefits, and upon the completion of the Transition Period and contingent on Ms. Chambers’ complying with the terms of the Agreement, the Company will accelerate the vesting of all unvested restricted shares and restricted stock units that were originally scheduled to vest on or before August 3, 2025. Ms. Chambers has agreed to a customary general release and waiver of claims against the Company in exchange for the Company’s covenants and agreements set forth in the Agreement.

The foregoing does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Transition and Separation Agreement, dated May 31, 2024, between the Company and Christine Chambers.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 31, 2024

PETMED EXPRESS, INC.

By:	/s/ Sandra Campos
Name:	Sandra Campos
Title:	Chief Executive Officer and President
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